Exhibit 23.2






                       Consent of Independent Auditors

   We consent to the incoporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-19129) and related Prospectus of ANTEC Corporation of our report dated January 30, 1996, with respect to the consolidated financial statements of ANTEC Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                           /s/  ERNST & YOUNG LLP
                                           --------------------------
                                                ERNST & YOUNG LLP



   Chicago, Illinois
   February 3, 1997
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